Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment to Registration Statement No. 333-287278 on Form S-4 of our report dated May 14, 2025, relating to the financial statements of Kodiak Robotics, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

San Jose, California

July 25, 2025